UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IDEX Corporation (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 7, 2020.

The following Notice of Change of Location relates to the 2020 proxy statement (the “Proxy Statement”) of IDEX Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2020 and subsequently mailed or made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Company’s Annual Meeting of Stockholders to be held on Thursday, May 7, 2020. These supplemental proxy materials are being filed with the SEC and made available to stockholders on April 9, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 7, 2020

To our Stockholders:

Due to the public health impact of the novel coronavirus outbreak (COVID-19) and to support the health and well-being of our management and stockholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of IDEX Corporation (the Company) has been changed to be held in a virtual meeting format only via the Internet. You will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on Thursday, May 7, 2020 at 9:00 a.m. Central Time. As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 13, 2020, the record date, or if you hold a legal proxy for the meeting provided by your broker, financial institution or other nominee.

To be admitted to the Annual Meeting and access the stockholder list, go to http://www.virtualshareholdermeeting.com/IEX2020 and enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Technical assistance will be available for those attending the meeting. If you are not eligible to participate in the meeting, you may listen to a webcast of the meeting by visiting http://www.virtualshareholdermeeting.com/IEX2020.

Stockholders may submit questions in advance when they register for the Annual Meeting, and they also will have the opportunity to submit questions during the virtual event using the directions on the meeting website. Stockholders may ask questions that are confined to matters properly before the Annual Meeting and of general Company concern, subject to time constraints.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

On behalf of our Board of Directors, thank you for your continued support.

By Order of the Board of Directors,

DENISE R. CADE
Senior Vice President, General Counsel and Corporate Secretary
April 9, 2020
Lake Forest, Illinois

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 7, 2020

The Annual Meeting on May 7, 2020 at 9:00 a.m. Central Time will be accessible at http://www.virtualshareholdermeeting.com/IEX2020. Our proxy statement and Annual Report may be accessed at http://phx.corporate-ir.net/phoenix.zhtml?c=83305&p=irol-reportsAnnual.

IDEX CORPORATION ANNOUNCES MOVE TO VIRTUAL ANNUAL STOCKHOLDER MEETING FOR 2020

LAKE FOREST, IL (April 8, 2020) – IDEX Corporation (NYSE: IEX) announced today that the 2020 Annual Meeting of Stockholders will be held virtually due to the public health impact of the novel coronavirus outbreak (COVID-19) and to support the health and well-being of IDEX management and stockholders.

The Annual Meeting will be held on Thursday, May 7, 2020 at 9:00 a.m. Central Time in a virtual format only via the Internet. As described in the proxy materials for the Annual Meeting previously distributed, stockholders as of the close of business on March 13, 2020, the record date, are entitled to participate in the Annual Meeting. In order to attend the Annual Meeting, vote during the Annual Meeting and submit questions, stockholders must go to http://www.virtualshareholdermeeting.com/IEX2020 and enter the 16-digit control number found in their proxy materials.

A notice regarding this change to a virtual meeting format (the “Notice”) is being filed with the Securities and Exchange Commission, together with this press release. Additional information regarding the Annual Meeting, stockholder participation and voting is provided in the Notice.

About IDEX

IDEX is a global fluidics leader serving high growth specialized markets. We are best known for our expertise in highly engineered fluidics systems and components, as well as for our expertise in fire and safety products including the Jaws of Life® family of rescue and recovery tools. Our products touch lives every day. Whether it’s a life-saving rescue operation, dispensing fresh juice to a first grader or fueling aircraft, IDEX is a leader in creating enabling technology used in many of the most common everyday activities. For more information, please visit www.idexcorp.com. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX.”

Investor Contact

IDEX Corporation

William K. Grogan

Senior Vice President and Chief Financial Officer

+1 847-498-7070

wgrogan@idexcorp.com

Media Contact

IDEX Corporation

Mark D.Spencer

+1 847-457-3793

mdspencer@idexcorp.com